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                                                                    EXHIBIT 5.01

                      [MORRISON & FOERSTER LLP LETTERHEAD]




                                February 24, 2003


United Dominion Realty Trust, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129

         Re: $300,000,000 Medium-Term Notes Due Nine Months or More From Date of Issue

Ladies and Gentlemen:

         We have acted as counsel to United Dominion Realty Trust, Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3, Registration No. 333-101611, its Prospectus dated December 23, 2002 and its Prospectus Supplement dated February 24, 2003 (the Registration Statement, Prospectus and Prospectus Supplement are collectively referred to as the "Registration Statement"), relating to the registration under the Securities Act of 1933 of $300,000,000 Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). In connection therewith, (i) we have reviewed the Registration Statement, the Company's Indenture dated as of November 1, 1995 for Senior Debt Securities (the "Indenture"), and certain of the Company's other corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Notes, and (ii) we have made such inquiries of officers of the Company and public officials and have considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein.

         We have assumed the genuineness of all signatures on and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of the Company's officers. We have also relied on the Company's records and have assumed the accuracy and completeness thereof.

         We have further assumed for purposes of the opinion set forth below that no stop orders relating to the Registration Statement have been issued by the Commission from the date of this opinion to the date of the issuance and sale of the Notes and that the Registration Statement complies with all applicable laws at the time the Notes are offered or issued as contemplated by the Registration Statement.

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United Dominion Realty Trust, Inc.
February 24, 2003
Page 2



         Based upon and subject to the foregoing, we are of the opinion that the Notes, when duly authenticated by the Trustee in accordance with the Indenture, and when issued and delivered against payment therefor in the manner contemplated in the Registration Statement, will be legal, valid and binding obligations of the Company.

         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Company's filings with the Commission.

                                                Very truly yours,

                                                /s/ Morrison & Foerster LLP

                                                Morrison & Foerster LLP